Exhibit 4.1

THIS WARRANT AND THE SHARES OF CLASS B COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THIS WARRANT AND SUCH CLASS B COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE BEING ISSUED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT AND ARE RESTRICTED SECURITIES. THEY MAY NOT BE SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH REGULATION S, THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS, AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL.

本认股权证及行使本认股权证时可发行的B类普通股股份未根据经修订的《1933年证券法 》或任何适用的州证券法登记。本认股权证及行使本认股权证时可发行的该等B类普通股系根据《证券法》项下《S条例》发行，属于受限制证券。除非符合《S条例》、《证券法》、适用的州证券法，并且（如公司要求）取得令公司及其法律顾问满意的法律意见书，否则不得出售、质押、对冲或以其他方式转让。

WARRANT TO PURCHASE COMMON STOCK

普通股认股权证

APTERA MOTORS CORP.

阿普特拉汽车公司（APTERA MOTORS CORP.）

Warrant Shares: [•]	Initial Exercise Date: [•], 2026

认股权证股份：[•]	初始行权日：2026年[•]

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, Shanghai Launch Automotive Technology Co., Ltd. or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date set forth above (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [•], 2031 (the “Termination Date”), but not thereafter, to subscribe for and purchase from Aptera Motors Corp., a Delaware corporation (the “Company”), up to [•] shares of Class B Common Stock, par value $0.0001 per share (the “Shares”) (as subject to adjustment hereunder, the “Warrant Shares”). Notwithstanding the foregoing, this Warrant shall not be exercisable upon the issuance, and the Holder may exercise this Warrant to purchase Warrant Shares only as and to the extent such Warrant Shares have become Exercisable Warrant Shares in accordance with Section 2(a) of this Warrant and Section 3 of the Agreement. The purchase price of one Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is issued pursuant to the Agreement (as defined in Section 1) and is subject in all respects to the terms and conditions of the Agreement.

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兹证明本普通股认股权证（”认股权证”）：因已收到对价，[•]或其获准受让人（”持有人”）有权按本认股权证所载条款并在遵守下文所载行权限制和条件的前提下，于上文所载日期（”初始行权日”）或之后且不迟于2031年[•]（纽约市时间）下午5:00（”终止日”）的任何时间（此后不得行使），向特拉华州公司阿普特拉汽车公司（Aptera Motors Corp.，”公司”）认购并购买最多[•]股每股面值0.0001美元的B类普通股（”股份”）（经本认股权证调整后，称”认股权证股份”）。尽管有前述规定，本认股权证在签发时不可行使，持有人仅可在认股权证股份已根据本认股权证第2(a)条及该协议第3条成为可行权认股权证股份的情况下并在该范围内行使本认股权证以购买认股权证股份。本认股权证项下每股股份的购买价格等于第2(b)条所定义的行权价格。本认股权证系根据该协议（定义见第1条）发行，并在所有方面受该协议条款和条件的约束。

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Strategic Partnership Agreement (the “Agreement”), dated [•], 2026, by and between the Company and the Holder.

第1条 定义。本认股权证中使用但未另行定义的大写术语，应具有公司与持有人于2026年

[•]签署的特定战略合作伙伴协议（”该协议”）中所赋予的含义。

“Commission” means the United States Securities and Exchange Commission.

“委员会”指美国证券交易委员会。

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitled the holder thereof to acquire at any time Shares, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares.

“普通股等价物”指公司或其子公司的任何证券，该等证券使其持有人有权在任何时间取得股份，包括但不限于任何在任何时间可转换为股份、可行使或可交换为股份、或以其他方式使其持有人有权收取股份的债务、优先股、权利、期权、认股权证或其他工具。

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“《交易法》”指经修订的《1934年证券交易法》及其项下颁布的规则和条例。

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“人士”指个人或公司、合伙企业、信托、注册或非注册社团、合资企业、有限责任公司

、股份公司、政府（或其机构或分支机构）或任何其他类型的实体。

“Securities” means the Warrants and the Warrant Shares.

“证券”指认股权证及认股权证股份。

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“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“交易市场”指相关日期股份上市或挂牌交易的下列任一市场或交易所：纽约证券交易所美国板（NYSE American）、纳斯达克资本市场、纳斯达克全球市场、纳斯达克全球精选市场、纽约证券交易所、OTCQB或OTCQX（或上述任何市场的继任者）。

Section 2. Exercise.

第2条 行权。

(a) Exercise of Warrant. Notwithstanding anything to the contrary herein, this Warrant shall not be exercisable upon issuance, and the Holder may exercise the purchase rights represented by this Warrant, in whole or in part, only with respect to the Warrant Shares that have become exercisable, from time to time, as and to the extent they are credited against invoices approved by the Company pursuant to Section 3(b) of the Agreement (such Warrant Shares, as credited from time to time, the “Exercisable Warrant Shares”). Upon each approval by the Company of an invoice subject to the Agreement, the Company shall deliver written notice thereof to the Holder setting forth the number of Warrant Shares becoming exercisable as a result of such approval and the aggregate number of Warrant Shares then constituting Exercisable Warrant Shares. Notwithstanding anything to the contrary in Section 4 of this Warrant or elsewhere herein, any Warrant Shares that have not become Exercisable Warrant Shares as of the termination or expiration of the Agreement shall be automatically and permanently forfeited and cancelled for no consideration, except as otherwise expressly provided in the Agreement. Subject to the foregoing and to provisions of Section 2(e) and 2(f) of this Warrant and the Agreement, exercise of the purchase rights represented by this Warrant with respect to the Exercisable Warrant Shares may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, in either case in immediately available funds, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares purchasable hereunder and the Warrant has been exercised in full, at which time, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares purchasable hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by the number of Warrant Shares equal to the applicable number of Warrant Shares purchased in connection with such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time will be less than the amount stated on the face hereof.

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(a)	认股权证的行使。尽管本认股权证有任何相反规定，本认股权证在签发时不可行使，持有人仅可就已不时成为可行权的认股权证股份——即根据该协议第3(b)条抵扣经公司批准的发票的认股权证股份（该等不时抵扣的认股权证股份，称”可行权认股权证股份”）——全部或部分行使本认股权证所代表的购买权。公司每次批准该协议项下的发票后，应向持有人送达书面通知，载明因该批准而成为可行权的认股权证股份数量以及届时构成可行权认股权证股份的认股权证股份总数。尽管本认股权证第4条或本认股权证其他条款有任何相反规定，截至该协议终止或到期时尚未成为可行权认股权证股份的任何认股权证股份，应自动且永久地被没收和注销，且不获得任何对价，但该协议另有明确规定的除外。在符合前述规定以及本认股权证第2(e)条和第2(f)条及该协议规定的前提下，就可行权认股权证股份行使本认股权证所代表的购买权，可于初始行权日或之后且终止日或之前的任何时间，通过向公司交付一份经正式签署的行权通知（格式见本认股权证附件A，”行权通知”）的传真件或以电子邮件（或电子邮件附件）提交的PDF文件的方式，全部或部分进行。在上述行权日期后(i)一(1)个交易日和(ii)构成标准结算期（定义见本认股权证第 2(d)(i)条）的交易日数（以较早者为准）内，持有人应以电汇或美国银行开具的银行本票（在任一情况下均为即时可用资金）支付适用行权通知中载明的认股权证股份数量的行权价格总额，除非适用行权通知中指明采用下文第2(c)条规定的无现金行权程序。无须提供墨水原件行权通知，亦无须对任何行权通知进行印鉴保证（或其他类型的保证或公证）。尽管本认股权证有任何相反规定，在持有人购买本认股权证项下可购买的全部认股权证股份且本认股权证已全部行使之前，持有人无须向公司实际交回本认股权证；届时，持有人应在最终行权通知送达公司之日起三(3)个交易日内将本认股权证交回公司注销。对本认股权证的部分行使导致购买本认股权证项下可购买的认股权证股份总数的一部分的，其效果为将本认股权证项下可购买的未行使认股权证股份数量减少相当于该部分行使所购买的认股权证股份数量。持有人和公司应保存记录，显示已购买的认股权证股份数量及购买日期。公司应在收到任何行权通知后一(1)个交易日内提出对该行权通知的任何异议。持有人及任何受让人接受本认股权证，即确认并同意：由于本段规定，在购买本认股权证项下部分认股权证股份后，本认股权证项下任何特定时间可供购买的认股权证股份数量将少于本认股权证票面所载数量。

(b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $[•], subject to adjustment hereunder (the “Exercise Price”).

(b)	行权价格。本认股权证项下每股认股权证股份的行权价格为[•]美元，可按本认股权证的规定调整（”行权价格 ”）。

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(c) Cashless Exercise. Notwithstanding anything to the contrary set forth herein, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(c)	无现金行权。尽管本认股权证有任何相反规定，如在行使本认股权证时不存在登记认股权证股份向持有人发行的有效登记声明，或其中所载招股说明书不可用于向持有人发行认股权证股份，则本认股权证届时只能以”无现金行权”方式全部或部分行使，持有人有权获得的认股权证股份数量等于[(A-B)(X)]除以(A)所得的商，其中：

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(A) = 视情况而定：(i) 如适用行权通知(1)于非交易日根据本认股权证第2(a)条签署并送达，或(2)于某交易日”正常交易时段”（定义见根据联邦证券法颁布的NMS条例第 600(b)条）开盘前根据本认股权证第2(a)条签署并送达，则为紧接该行权通知日期之前一个交易日的VWAP；(ii) 如该行权通知于某交易日”正常交易时段”内签署，并在其后两 (2)小时内（包括直至某交易日”正常交易时段”收盘后两(2)小时）根据本认股权证第 2(a)条送达，则由持有人选择：(y) 紧接该行权通知日期之前一个交易日的VWAP，或(z)彭博有限合伙公司（”彭博”）报告的、持有人签署适用行权通知之时股份在主要交易市场上的买入价；或(iii) 如该行权通知的日期为交易日，且该行权通知于该交易日”正常交易时段”收盘后根据本认股权证第2(a)条签署并送达，则为该行权通知日期当日的VWAP；

(B)	=	the Exercise Price, as adjusted hereunder; and

(B) = 经本认股权证调整后的行权价格；及

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(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(X) = 如按现金行权而非无现金行权方式行使本认股权证，则按本认股权证条款行使本认股权证时本应可发行的认股权证股份数量。

If Warrant Shares are issued in such a cashless exercise, the Warrant Shares shall be restricted securities to the same extent of the Warrants unless such Warrant Shares are registered for resale under an effective registration statement or may be sold pursuant to an available exemption from registration under the Securities Act, and the Holder shall comply with the Agreement, Regulation S and all applicable transfer restrictions with respect to such Warrant Shares.

如认股权证股份以该无现金行权方式发行，则该等认股权证股份应与认股权证同等程度地属于受限制证券，除非该等认股权证股份已根据有效登记声明登记转售，或可依据《证券法》项下可用的登记豁免出售，且持有人应就该等认股权证股份遵守该协议、《S条例》及所有适用的转让限制。

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the bid price of the Share for the time in question (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Share so reported, or (d) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the reasonable and documented fees and expenses of which shall be paid by the Company.

“买入价”指，就任何日期而言，按以下最先适用的条款确定的价格：(a) 如股份当时在交易市场上市或挂牌，则为彭博报告的股份当时上市或挂牌的交易市场上相关时间（或最近的在先日期）的股份买入价（基于纽约时间上午9:30至下午4:02的交易日）；(b) 如 OTCQB或OTCQX并非交易市场，则为股份于该日期（或最近的在先日期）在OTCQB或OTCQX（视情况而定）上的成交量加权平均价；(c) 如股份当时未在OTCQB或OTCQX上市或挂牌交易，且股份价格当时在Pink Open Market（或承继其价格报告职能的类似组织或机构）上报告，则为如此报告的最近每股买入价；或(d) 在所有其他情况下，为由持有人善意选定且公司合理接受的独立评估师确定的每股公允市场价值，该评估师合理且有凭证的费用及开支由公司支付。

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“Trading Day” means any day on which the Trading Market is open for trading, including any day on which the Trading Market is open for trading for a period of time less than the customary time.

“交易日”指交易市场开市交易的任何一天，包括交易市场开市交易时间短于惯常时间的任何一天。

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Share for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Share so reported, or (d) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the reasonable and documented fees and expenses of which shall be paid by the Company.

“VWAP”（成交量加权平均价）指，就任何日期而言，按以下最先适用的条款确定的价格：(a) 如股份当时在交易市场上市或挂牌，则为彭博报告的股份当时上市或挂牌的交易市场上该日期（或最近的在先日期）股份的每日成交量加权平均价（基于纽约时间上午9:30至下午4:02的交易日）；(b) 如OTCQB或OTCQX并非交易市场，则为股份于该日期（或最近的在先日期）在OTCQB或OTCQX（视情况而定）上的成交量加权平均价；(c) 如股份当时未在OTCQB或OTCQX上市或挂牌交易，且股份价格当时在Pink Open Market（或承继其价格报告职能的类似组织或机构）上报告，则为如此报告的最近每股买入价；或(d) 在所有其他情况下，为由持有人善意选定且公司合理接受的独立评估师确定的每股公允市场价值，该评估师合理且有凭证的费用及开支由公司支付。

(d) Mechanics of Exercise.

(d) 行权机制。

i Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company’s Transfer Agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of, the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares set forth in the Notice of Exercise to the address specified by the Holder in such Notice of Exercise by the date that is three (3) business days after delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (other than in the case of a cashless exercise) (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. The Company agrees to maintain a transfer agent (the “Transfer Agent”) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Shares as in effect on the date of delivery of the Notice of Exercise.

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(i)	行权后认股权证股份的交付。如公司的过户代理人当时是存管信托公司（The Depository Trust Company）”存管或托管人提取”系统（”DWAC”）的参与者，且(A)存在允许向持有人发行认股权证股份或允许持有人转售认股权证股份的有效登记声明，或 (B)本认股权证系通过无现金行权方式行使，则公司应促使过户代理人通过将认股权证股份记入持有人或其指定人在存管信托公司的余额账户的方式，将本认股权证项下购买的认股权证股份传送给持有人；否则，公司应以实物方式交付以持有人或其指定人的名义登记在公司股份登记册上的、行权通知中载明数量的认股权证股份，送达持有人在该行权通知中指定的地址，交付日期不迟于行权通知送达公司并支付行权价格总额（无现金行权的情形除外）后第三(3)个营业日（该日期，”认股权证股份交付日”）。行权通知送达后，就所有公司目的而言，持有人应被视为已成为本认股权证所行使的认股权证股份的登记持有人，无论认股权证股份的交付日期为何，但前提是行权价格总额（无现金行权的情形除外）在认股权证股份交付日之前收到。公司同意，在本认股权证仍未到期且可行使期间，维持一名属于FAST计划参与者的过户代理人（”过户代理人”）。本认股权证中所用”标准结算期”指行权通知送达之日有效的、公司股份主要交易市场上以交易日数表示的标准结算期。

ii Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(ii)	行权后新认股权证的交付。如本认股权证已被部分行使，公司应应持有人的请求，在交回本认股权证证书后，于交付认股权证股份时向持有人交付一份新认股权证，证明持有人购买本认股权证项下未购买的认股权证股份的权利，该新认股权证在所有其他方面应与本认股权证完全相同。

iii No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, such fraction shall be rounded up to the nearest whole Warrant Share.

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(iii)	不发行零碎股份或代股票凭证。行使本认股权证时，不发行零碎认股权证股份或代表零碎认股权证股份的代股票凭证。对于持有人在该行使中本应有权购买的任何零碎认股权证股份，该零碎部分应向上取整至最接近的整数认股权证股份。

iv Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of Exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto and this Warrant shall be surrendered to the Company and, if any portion of this Warrant remains unexercised, a new Warrant in the form hereof shall be delivered to the assignee. The Company shall pay all Transfer Agent fees required for same- day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(iv)	费用、税项及开支。认股权证股份的发行和交付不向持有人收取与该等认股权证股份发行有关的任何发行税或转让税或其他附带费用，所有该等税项和费用均由公司支付，且该等认股权证股份应以持有人的名义或按持有人指示的一个或多个名义发行；但如认股权证股份将以持有人以外的名义发行，行权通知应随附由持有人正式签署的本认股权证附件B所附转让表格，且公司可要求支付足以补偿其因此产生的任何转让税的款项作为条件，并且本认股权证应交回公司；如本认股权证的任何部分仍未行使，则应向受让人交付一份采用本认股权证格式的新认股权证。公司应支付即日处理任何行权通知所需的所有过户代理人费用，以及即日以电子方式交付认股权证股份所需的应付存管信托公司（或履行类似职能的其他成熟清算公司）的所有费用。

v Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(v)	股东名册的关闭。公司不会以任何妨碍按本认股权证条款及时行使本认股权证的方式关闭其股东名册或记录 。

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder, together with the Holder’s Affiliates and any other Persons whose beneficial ownership would be aggregated with the Holder under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (collectively, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon exercise of the remaining, nonexercised portion of this Warrant and any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Holder shall be solely responsible for determining and complying with any schedules, reports, or filings required in connection therewith. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of this Warrant. The Beneficial Ownership Limitation may not be increased unless the Company consents in writing. The Holder shall provide the Company with written certifications regarding its beneficial ownership before and after exercise as the Company reasonably requests, and any Notice of Exercise delivered in violation of this Section 2(e) shall be void to the extent of such excess. The limitations contained in this Section 2(e) shall apply to a successor holder of this Warrant.

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(e)	持有人的行权限制。公司不得进行本认股权证的任何行使，且持有人无权根据第2条或以其他方式行使本认股权证的任何部分，条件是：在按适用行权通知所载于行权后实施该发行后，持有人连同持有人的关联方以及依据《交易法》第13(d)条及其项下颁布的规则和条例其实益所有权将与持有人合并计算的任何其他人士（统称”归属方”），将实益拥有超过实益所有权限制的股份。就前句而言，持有人及其归属方实益拥有的股份数量应包括就其作出该认定的行使本认股权证时可发行的股份数量，但应排除行使本认股权证剩余未行使部分时将可发行的股份数量，以及受与本认股权证所载限制类似的转换或行使限制约束的公司任何其他证券。实益所有权应按照《交易法》第13(d)条及其项下颁布的规则和条例计算，持有人应自行负责确定并遵守与此相关的任何附表、报告或备案要求。”实益所有权限制”应为紧接因行使本认股权证而发行股份后已发行股份数量的4.99%。未经公司书面同意，实益所有权限制不得提高。持有人应按公司合理要求，在行权前后向公司提供关于其实益所有权的书面证明，任何违反本第2(e)条送达的行权通知在超出部分的范围内无效。本第2(e)条所载限制适用于本认股权证的继任持有人。

(f) Exchange Cap. Notwithstanding anything to the contrary in this Warrant, the Agreement, or any other Warrant issued pursuant to the Agreement, unless and until the Company has obtained any stockholder/director approval required by Nasdaq rules or the Company has determined that such issuance or exercise does not require stockholder/director approval under Nasdaq rules, the Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent such exercise would result in the aggregate number of Shares issued or issuable under the Agreement, including the signing grant, all invoice-linked Warrants, any Warrants issued in respect of outside equipment or assets exceeding 19.99% of the number of shares of the Company’s common stock outstanding immediately before the signing of the Agreement (the “Exchange Cap”). All Warrants issued or issuable under the Agreement shall be aggregated for purposes of applying the Exchange Cap, and any Notice of Exercise delivered in violation of this Section 2(f) shall be void to the extent of such excess.

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(f)	交易所上限。尽管本认股权证、该协议或根据该协议发行的任何其他认股权证有任何相反规定，除非且直至公司已取得纳斯达克规则所要求的任何股东/董事批准，或公司已确定该发行或行使根据纳斯达克规则无须股东/董事批准，否则公司不得进行本认股权证的任何行使，且持有人无权行使本认股权证的任何部分，条件是该行使将导致根据该协议已发行或可发行的股份总数（包括签约授予、所有与发票挂钩的认股权证、就外部设备或资产发行的任何认股权证）超过紧接该协议签署前公司已发行普通股数量的19.99%（”交易所上限”）。为适用交易所上限之目的，根据该协议已发行或可发行的所有认股权证应合并计算，任何违反本第2(f)条送达的行权通知在超出部分的范围内无效。

Section 3. Certain Adjustments.

第3条 若干调整。

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Shares or any other equity or equity equivalent securities payable in Shares (which, for avoidance of doubt, shall not include any Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Shares into a smaller number of shares, or (iv) issues by reclassification of Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re- classification.

(a)	股票股息及拆分。如公司在本认股权证存续期间的任何时间：(i) 派发股票股息，或以股份支付的方式就其股份或任何其他股权或股权等价证券进行一次或多次分配（为免生疑问，不包括公司因行使本认股权证而发行的任何股份）；(ii) 将已发行股份细分为更多数量的股份；(iii) 将已发行股份合并（包括以反向股票拆分的方式）为更少数量的股份；或(iv) 通过股份重新分类发行公司任何股本股份，则在上述每种情况下，行权价格应乘以一个分数，该分数的分子为紧接该事件之前已发行的股份数量（不包括库存股，如有），分母为紧接该事件之后已发行的股份数量，且行使本认股权证时可发行的股份数量应按比例调整，使本认股权证的行权价格总额保持不变。根据本第3(a)条作出的任何调整，应在确定有权收取该股息或分配的股东的登记日之后立即生效；如属细分、合并或重新分类，则应在生效日之后立即生效。

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(b) Reorganization Event. In case of any recapitalization or reorganization of the Company or in case the Company shall consolidate with or merge into one or more other corporations or entities which results in a change of the Warrant Shares (each, a “Reorganization Event”), then, and in each such case, the Holder, upon the exercise of this Warrant after such Reorganization Event, shall be entitled to receive, in lieu of the stock or other securities and property that the Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the stock or other securities or property which the Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, the Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant, and in each such case the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

(b)	重组事件。如公司发生任何资本重组或重组，或公司与一家或多家其他公司或实体合并或兼并并导致认股权证股份发生变化（各称一项”重组事件”），则在每种该等情况下，持有人在该重组事件后行使本认股权证时，有权收取如其在紧接该重组事件之前已完成行使本认股权证则其在该重组事件中本应有权收取的股票或其他证券或财产，以替代其在该重组事件之前行使本认股权证本应有权收取的股票或其他证券及财产，上述一切均须按本认股权证的规定作进一步调整。如在该重组事件之后，本认股权证可行使以获得公司以外的公司或实体的证券，则该公司或实体应正式签署并向持有人交付本认股权证的补充文件，确认该公司或其他实体在本认股权证项下的义务，且在每种该等情况下，本认股权证的条款应适用于在该重组事件完成后行使本认股权证时可收取的股票或其他证券或财产。

(c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding treasury shares, if any) issued and outstanding.

(c)	计算。本第3条项下的所有计算应精确至最接近的美分或最接近的1/100股（视情况而定）。就本第3条而言，于任何特定日期视为已发行且流通在外的股份数量，应为已发行且流通在外的股份（不包括库存股，如有）数量之和。

(d) Notice to Holder.

(d)	向持有人发出的通知。

i Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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(i)	行权价格的调整。每当行权价格根据本第3条的任何规定作出调整时，公司应及时通过传真或电子邮件向持有人送达通知，载明调整后的行权价格及认股权证股份数量的任何相应调整，并简要说明要求作出该调整的事实。

ii Notice to Allow Exercise by Holder. The Company shall provide prompt notice to the Holder, using commercially reasonable efforts to provide such notice at least 5 business days in advance, of any adjustment made pursuant to this Section 3 or any Reorganization Event; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(ii)	允许持有人行权的通知。公司应就根据本第3条作出的任何调整或任何重组事件及时通知持有人，并尽商业上合理的努力至少提前5个营业日发出该通知；但未能送达该通知 ，或该通知或其送达存在任何瑕疵，均不影响须在该通知中载明的公司行为的效力。除本认股权证另有明确规定外，持有人在自该通知之日起至触发该通知的事件生效之日止的期间内，仍有权行使本认股权证。

Section 4. Transfer of Warrant.

第4条 认股权证的转让。

(a) Transferability. This Warrant and all rights hereunder may not be transferred, in whole or in part, without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion; provided, however, that, in the case of a transfer of this Warrant to an affiliate of the Holder designated in accordance with Section 5(f) of the Agreement, such consent shall not be unreasonably withheld. Any transfer of this Warrant or the Warrant Shares must comply with Regulation S, the Securities Act, applicable state securities laws, the Agreement, this Warrant, any applicable distribution compliance period, and any applicable restrictive legend or stop-transfer instructions. Any purported transfer in violation of this Section 4(a) shall be null and void and of no force or effect. As a condition to any transfer of this Warrant, the Company may require that the transferee agree in writing to be bound by the terms of this Warrant and the applicable provisions of the Agreement and the Holder and transferee may be required to make customary representations regarding compliance with applicable securities laws and the Agreement. In the event the Company consents to a transfer, such transfer shall be effected upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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(a)	可转让性。未经公司事先书面同意，本认股权证及本认股权证项下的一切权利不得全部或部分转让，公司可自行酌情决定不给予该同意；但就本认股权证转让予持有人根据该协议第5(f)条指定的关联方而言，该同意不得被无理拒绝。本认股权证或认股权证股份的任何转让必须符合《S条例》、《证券法》、适用的州证券法、该协议、本认股权证、任何适用的分销合规期以及任何适用的限制性说明或止付过户指示。任何违反本第4(a)条的意图转让均属无效，不具有任何效力。作为本认股权证任何转让的条件，公司可要求受让人书面同意受本认股权证条款及该协议相关条款的约束，且持有人及受让人可被要求就遵守适用证券法及该协议作出惯常声明。如公司同意转让，该转让应在向公司主要办事处或其指定代理人交回本认股权证时进行，并附上一份由持有人或其代理人或律师正式签署的 、实质上采用本认股权证附件B格式的本认股权证书面转让书，以及足以支付因该转让而应缴纳的任何转让税的款项。在交回本认股权证并（如有要求）支付上述款项后，公司应以一名或多名受让人（如适用）的名义、按转让文书中指明的一个或多个面额签署并交付一份或多份新认股权证，并向转让人发行一份新认股权证以证明本认股权证未被转让的部分，且本认股权证应及时注销。尽管本认股权证有任何相反规定，除非持有人已全部转让本认股权证，否则持有人无须向公司实际交回本认股权证；在全部转让的情况下，持有人应在其向公司交付全部转让本认股权证的转让表格之日起三(3)个交易日内向公司交回本认股权证。如按本认股权证的规定正式转让，新持有人可行使本认股权证购买认股权证股份，而无须签发新认股权证。

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(b)	新认股权证。本认股权证可在公司上述办事处出示后进行分割或与其他认股权证合并 ，同时附上由持有人或其代理人或律师签署的书面通知，指明新认股权证的签发名称及面额。在遵守第4(a)条的前提下，就该分割或合并可能涉及的任何转让而言，公司应按照该通知签署并交付一份或多份新认股权证，以换取拟分割或合并的一份或多份认股权证。所有因转让或换发而签发的认股权证，其日期应为本认股权证的初始签发日期，且除据其可发行的认股权证股份数量外，应与本认股权证完全相同。

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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(c)	认股权证登记册。公司应在其为此目的保存的记录（”认股权证登记册”）上，以本认股权证不时的登记持有人的名义登记本认股权证。在无相反实际通知的情况下，公司可将本认股权证的登记持有人视为并作为本认股权证的绝对所有人，以进行本认股权证的任何行使或向持有人进行任何分配，以及用于所有其他目的。

Section 5. Miscellaneous.

第5条 杂项。

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

(a)	行使前无股东权利；不以现金结算。除第3条明确规定外，在按第2(d)(i)条所述行使本认股权证之前，本认股权证并不赋予持有人作为公司股东的任何投票权、股息或其他权利。在不限制持有人根据第2(c)条以”无现金行权”方式获得认股权证股份的任何权利的前提下，公司在任何情况下均无义务以净现金方式结算本认股权证的行使。

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(b)	认股权证的遗失、被盗、毁损或残损。公司承诺：在公司收到其合理满意的关于本认股权证或与认股权证股份有关的任何股票证书遗失、被盗、毁损或残损的证据后，并且在遗失、被盗或毁损的情况下收到其合理满意的补偿或担保（就本认股权证而言，不包括提供任何保证金）后，以及在残损的情况下于交回并注销该认股权证或股票证书后，公司将制作并交付一份条款相同、注明该注销日期的新认股权证或股票证书，以替代该认股权证或股票证书。

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

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(c)	星期六、星期日、节假日等。如采取本认股权证要求或准许的任何行动的最后日期或指定日期、或任何权利届满的日期并非交易日，则该行动可于其后的下一个交易日采取，或该权利可于其后的下一个交易日行使。

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant, subject in all respects to the Agreement, the Beneficial Ownership Limitation and the Exchange Cap. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant, subject to the satisfaction of all conditions to issuance set forth in the Agreement and this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued, and the Warrant Shares, delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Shares may be listed. The Company covenants that all Warrant Shares underlying this Warrant, which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(d)	法定股份。公司承诺，在本认股权证存续期间，公司将从其法定且未发行的股份中保留足够数量的股份，以供发行本认股权证项下的认股权证股份，惟在各方面均须遵守该协议、实益所有权限制及交易所上限。公司进一步承诺，其发行本认股权证即构成对其负责在行使本认股权证项下购买权时发行必要认股权证股份的高级职员的充分授权，惟须满足该协议及本认股权证所载的所有发行条件。公司将采取一切合理必要的行动，确保该等认股权证股份可按本认股权证的规定发行和交付，而不违反任何适用法律法规或股份可能上市的交易市场的任何要求。公司承诺，凡因行使本认股权证所代表的购买权而可能发行的本认股权证项下所有认股权证股份，在行使该购买权并按本认股权证的规定支付该等认股权证股份的价款后，将获正式授权、有效发行、缴足股款且无需缴纳额外股款，并且不附带公司就其发行所设定的一切税项、留置权及押记（与该发行同时发生的任何转让相关的税项除外）。

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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除持有人放弃或同意的情形及范围外，公司不得通过任何行动（包括但不限于修订其公司注册证书，或通过任何重组、资产转让、合并、兼并、解散、证券发行或出售或任何其他自愿行动）规避或试图规避对本认股权证任何条款的遵守或履行，而应始终善意地协助落实所有该等条款，并采取一切必要或适当的行动，保护持有人在本认股权证项下的权利免受损害。在不限制前述规定的一般性的前提下，公司将：(i) 不将任何股份的面值提高至超过紧接该等面值提高之前行使本认股权证时应付的金额；(ii) 采取一切必要或适当的行动，使公司可在行使本认股权证时有效、合法地发行缴足股款且无需缴纳额外股款的股份；及(iii) 尽商业上合理的努力，取得对其有管辖权的任何公共监管机构的一切必要授权、豁免或同意，以使公司能够履行其在本认股权证项下的义务。

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

在采取任何将导致本认股权证可行使的认股权证股份数量或行权价格发生调整的行动之前 ，公司应从对其有管辖权的任何一个或多个公共监管机构取得一切必要的授权、豁免或同意。

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Agreement.

(e)	管辖。有关本认股权证的解释、效力、执行及释义的所有问题，均应按照该协议的规定确定。

(f) Restrictions. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws, are being issued pursuant to Regulation S, constitute restricted securities, and are subject to the transfer restrictions set forth in the Agreement and this Warrant. The Holder further acknowledges that its ownership, beneficial ownership, exercise, transfer, or disposition of this Warrant and any Warrant Shares may result in reporting, filing, or other compliance obligations under U.S. federal securities laws, Commission rules, and Nasdaq rules, including beneficial ownership reporting obligations to the extent applicable, and the Holder shall be solely responsible for determining and complying with any such obligations. At such time as any restrictive legend is no longer required under the Securities Act (including Regulation S), applicable state securities laws, the Agreement, or this Warrant, the Company shall use commercially reasonable efforts to cooperate with the Holder, upon the Holder’s reasonable request, in the removal of such legend from this Warrant or the applicable Warrant Shares, including by providing customary instructions to the Transfer Agent.

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(f)	限制。持有人确认，本认股权证及认股权证股份未根据《证券法》或任何州证券法登记，系根据《S条例》发行，构成受限制证券，并受该协议及本认股权证所载转让限制的约束。持有人进一步确认，其对本认股权证及任何认股权证股份的所有权、实益所有权、行使、转让或处置，可能导致其承担美国联邦证券法、美国证券交易委员会规则及纳斯达克规则项下的报告、备案或其他合规义务（包括在适用范围内的实益所有权报告义务），持有人应自行负责确定并遵守任何该等义务。当根据《证券法》（包括《S条例》）、适用的州证券法、该协议或本认股权证，任何限制性说明不再属必需时，公司应尽商业上合理的努力，应持有人的合理请求，配合持有人从本认股权证或相关认股权证股份上移除该等限制性说明，包括向过户代理人提供惯常指示。

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If any action at law or in equity (including arbitration) is necessary to enforce or interpret any terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(g)	不放弃权利及费用。持有人方面的任何交易惯例，或迟延或未能行使本认股权证项下的任何权利，均不构成对该权利的放弃，亦不以其他方式损害持有人的权利、权力或救济 。如有必要通过法律或衡平法上的诉讼（包括仲裁）执行或解释本认股权证的任何条款，胜诉方除有权获得其可能有权获得的任何其他救济外，还有权获得合理的律师费、费用及必要支出。

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

(h)	通知。公司须向或获准向持有人发出或送达的任何通知、请求或其他文件，应按照该协议的通知条款送达。

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)	责任限制。在持有人未采取任何积极行动行使本认股权证以购买认股权证股份的情况下，本认股权证的任何条款以及本认股权证中对持有人权利或特权的任何列举，均不使持有人对任何股份的购买价格承担任何责任，亦不使其作为公司股东承担任何责任，无论该等责任系由公司还是公司的债权人主张。

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

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(j)	救济。持有人除有权行使法律赋予的一切权利（包括获得损害赔偿）外，还有权就其在本认股权证项下的权利获得特定履行救济。

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k)	继承人及受让人。在遵守适用证券法的前提下，本认股权证及其所证明的权利和义务 ，应使公司的继承人及获准受让人以及持有人的继承人及获准受让人受益，并对其具有约束力。本认股权证的条款旨在使本认股权证不时的任何持有人受益，并可由持有人或认股权证股份的持有人执行。

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder.

(l)	修订。经公司（一方）与持有人的书面同意，本认股权证可予修改或修订，或其条款可予放弃。

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)	可分割性。在可能的范围内，本认股权证的每一条款均应以在适用法律下有效且可执行的方式解释；但如本认股权证的任何条款被适用法律禁止或依适用法律无效，则该条款仅在该等禁止或无效的范围内失效，而不影响该条款其余部分或本认股权证其余条款的效力。

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(n)	标题。本认股权证中使用的标题仅为方便查阅而设，无论出于何种目的，均不应视为本认股权证的一部分。

(o) Electronic Signatures. Electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Warrant.

(o)	电子签名。以电子方式扫描并传送的签名（包括通过电子邮件附件传送的签名），就本认股权证的所有目的而言均应视为原件。

(p)	Language. This Warrant has been prepared in both English and Chinese. The Chinese text is a translation provided for convenience of reference only and shall have no legal effect. In the event of any conflict, discrepancy, or ambiguity between the English version and the Chinese translation, the English version shall govern and control for all purposes.

(p)	语言。本认股权证以英文和中文两种文字作成。中文文本仅为参考便利而提供的译文 ，不具有法律效力。如英文文本与中文译文之间存在任何冲突、不一致或歧义，概以英文文本为准，并就所有目的以英文文本为准进行解释。

******************** (Signature Page Follows)

（签字页随后）

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

兹证明，公司已促使其正式授权的高级职员于上文首列日期签署本认股权证。

APTERA MOTORS CORP.（阿普特拉汽车公司 ）

By:	（签署人）
Name（姓名）:	Chris Anthony
Title（职务）:	Co-Chief Executive Officer（联席首席执行官）

[Signature page to Warrant]

Exhibit A

附件A

NOTICE OF EXERCISE

行权通知

TO: APTERA MOTORS CORP.

致：阿普特拉汽车公司（APTERA MOTORS CORP.）

(1)	The undersigned hereby elects to purchase _______Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(1)	签署人特此选择根据所附认股权证的条款购买公司____________股认股权证股份（仅在全部行使的情况下），并随附全额支付的行权价格以及所有适用的转让税（如有）。

(2)	Payment shall take the form of (check applicable box):

(2)	付款方式为（勾选适用选项）：

☐	in lawful money of the United States; or

☐	以美国法定货币支付；或

☐	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

☐	如获允许，按照第2(c)款所载公式注销必要数量的认股权证股份，以按第2(c)款所载无现金行权程序就可购买的最大数量认股权证股份行使本认股权证。

(3)	Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(3)	请以签署人的名义或以下列指定的其他名义发行上述认股权证股份：

The Warrant Shares shall be delivered to the following DWAC Account Number:

认股权证股份应交付至以下DWAC账户号码：

(4)	Regulation S; Investment Representations. The undersigned represents that it is not a U.S. person, is not exercising this Warrant or acquiring Warrant Shares for the account or benefit of any U.S. person, is exercising this Warrant in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, and will comply with the applicable distribution compliance, hedging, and transfer restrictions of Regulation S, the Agreement, and the attached Warrant.

(4)	《S条例》；投资声明。签署人声明：其并非美国人士，并非为任何美国人士的账户或利益而行使本认股权证或取得认股权证股份，其系在经修订的《1933年证券法》项下《 S条例》所定义的离岸交易中行使本认股权证，并将遵守《S条例》、该协议及所附认股权证项下适用的分销合规、对冲及转让限制。

__________________

__________________

[SIGNATURE OF HOLDER] 【持有人签字】

Name of Entity:（实体名称）

Signature of Authorized Signatory of Entity:（实体授权签字人签字 ）

Name of Authorized Signatory:（授权签字人姓名）

Title of Authorized Signatory:（授权签字人职务） Date:（日期）

In connection with this exercise and election to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant, and prior to the issuance of the Warrant Shares of the Company to the undersigned, the undersigned also acknowledges and confirms it shall in all cases and at all times comply with the terms of the attached Warrant, including, for greater certainty, the exercise limitations, Beneficial Ownership Limitation, Exchange Cap, Regulation S restrictions and transfer restrictions included in the Agreement and the attached Warrant.

关于本次行使及选择根据所附认股权证的条款购买公司认股权证股份，且在公司向签署人发行认股权证股份之前，签署人亦确认并同意，其在任何情况下及任何时候均应遵守所附认股权证的条款，为明确起见，包括该协议及所附认股权证中所载的行权限制、实益所有权限制、交易所上限、《S条例》限制及转让限制。

Exhibit B

附件B

ASSIGNMENT FORM

转让表格

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

（如需转让前述认股权证，请填写本表格并提供所需资料。请勿使用本表格购买股份。）

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

兹因已收到对价，前述认股权证及其所证明的一切权利特此转让予：

Name: （姓名）	Address:（地址）
Phone Number: （电话号码）	Email Address:（电子邮箱地址）

Dated （日期）: ______________,______________
Holder’s : ______________________	Signature（持有人签字）
Holder’s : ______________________	Address（持有人地址）